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Exhibit 3.84

CERTIFICATE OF MERGER

        In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan, limited liability companies, limited partnerships and/or partnerships with limited liability, desiring to effect a merger, set forth the following facts:

I.     SURVIVING ENTITY

A.
The name of the entity surviving the merger is:
House of Hanover, LLC

B.
Name Change: As a result of this merger, the name of the surviving entity has been changed to the following:
House of Hanover, Ltd.
 (Complete only if name of surviving entity is changing through the merger)

C.
The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

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Domestic (Ohio) for-profit corporation, charter number

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Domestic (Ohio) non-profit corporation, charter number

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Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of and licensed to transact business in the State of Ohio under license number

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Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of and NOT licensed to transact business in the state of Ohio,

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Domestic (Ohio) limited liability company, with registration number 1284098

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Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of and registered to do business in the State of Ohio under registration number

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Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of and NOT registered to do business in the State of Ohio.

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Domestic (Ohio) limited partnership, with registration number

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Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

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Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of and NOT registered to do business in the state of Ohio.

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Domestic (Ohio) partnership having limited liability, with the registration number

J. Kenneth Blackwell
Secretary of State

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  Foreign (Non-Ohio) partnership having limited liability organized under the laws of the state/country of                          and registered to do business in the state of Ohio under registration number

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  Foreign (Non-Ohio) non-profit incorporation under the law's of the state/county of and licensed to transact business in the state of Ohio under license number

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  Foreign (Non-Ohio) non-profit incorporation under the laws of the state/county of and not licensed to transact business in the state of Ohio.

II.    MERGING ENTITY

        The name, charter/license/registration number, type of entity, state/country of incorporation or organization, respectively, of which is a party to the merger are as follows: (If this is insufficient space to reflect all merging entities, please attach a separate sheet listing the merging entities)

Name	State/Country of Organization	Type of Entity
House of Hanover, Ltd.	Ohio	Ltd. Partnership

III.  MERGER AGREEMENT ON FILE

        The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

Hollis J. Garfield, c/o Emery Medical Management Co. (name)		20255 Emery Road (street and number)
North Randall (city, village or township)	OH (state)	44128-4122 (zip code)

IV.    EFFECTIVE DATE OF MERGER

        This merger is to be effective on: date of filing (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing, if no date is specified, the date of filing will be the effective date of the merger).

V.     MERGER AUTHORIZED

        The laws of the state or country under which each constituent entity exists, permits this merger.

        This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.   STATUTORY AGENT

        The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

Emery Medical Management Co. (name)		20255 Emery Road (street and number)
North Randall	, Ohio	44128-4122
(city, village or township)		(zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct business in the state of Ohio)

VII. ACCEPTANCE OF AGENT

        The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

VII. ACCEPTANCE OF AGENT

        The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

Emery Medical Management Co.
/s/ A.M. WIGGINS, JR. Vice President

  (The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name currently on record with the Secretary of State.)

VIII. STATEMENT OF MERGER

        Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity

IX.   AMENDMENTS

        The articles of incorporation, articles of organization, certificate of limited partnership or registration of partnership having limited liability (circle appropriate term) of the surviving domestic entity have been amended. Please see attached "Exhibit A." (Please note, if there will be no change please state "no change")

X.    QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

  A.
  The listed surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability desires to transact business in Ohio as a foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:

(name)		(street and number)
(city, village or township)	, Ohio	(zip code)

  The subject surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State of Ohio if the agent cannot be found, if the corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability fails to designate another agent when required to do so, or if the foreign corporation's, bank's, savings bank's, savings and loan's, limited liability company's, limited partnership's, or partnership having limited liability's license or registration to do business in Ohio expires or is canceled.

  B.
  The qualifying entity also states as follows: (Complete only if applicable)

  1.
  Foreign Notice Under Section 1703.031

    (If the qualifying entity is a foreign bank, savings bank, or savings and loan, then the following information must be completed.)

(a.) The name of the Foreign Nationally/Federally chartered bank, savings bank, or savings and loan association is

(b.) The name(s) of any Trade Name(s) under which the corporation will conduct business:

(c.) The location of the main office (non-Ohio) shall be:
(street address)
(city, township, or village)	(county)	(state)	(zip code)
(d.) The principal office location in the state of Ohio shall be:
(street address)
(city, township, or village)	(county)	(state)	(zip code)
(Please note, if there will not be an office in the state of Ohio, please list none.)
(e.) The corporation will exercise the following purpose(s) in the state of Ohio:
(Please provide a brief summary of the business to be conducted; a general clause is not sufficient)

2.     Foreign Qualifying Limited Liability Company

        (If the qualifying entity is a foreign limited liability company, the following information must be completed.)

(a.) The name of the limited liability company in its state of organization/registration is

(b.) The name under which the limited liability company desires to transact business in Ohio is

(c.) The limited liability company was organized on
under the laws of the state/country of
(d.) The address to which interested persons may direct requests for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:
(street address)
(city, township, or village)	(state)	(zip code)

3.     Foreign Qualifying Limited Partnership

        (If the qualifying entity is a foreign limited partnership, the following information must be completed).

(a.) The name of the limited partnership is

(b) The limited partnership was formed on
(c.) The address of the office of the limited partnership in its state/country of organization is:
(street address)
(city, township, or village)	(county)	(state)	(zip code)
(d) The limited partnership's principal office address is:
(street address)
(city, township, or village)	(county)	(state)	(zip code)
(e) The names and business or residence addresses of the General partners of the partnership are as follows:
Name	Address

(If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

(f.) The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:
(street address)
(city, township, or village)	(county)	(state)	(zip code)
The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

4.     Foreign Qualifying Partnership Having Limited Liability

(a.) The name of the partnership shall be

(b.) Please complete the following appropriate section (either item b(1) or b(2)):
(1.) The address of the partnership's principal office in Ohio is:
(street address)
(city, village or township)	, Ohio	(zip code)
(If the partnership does not have a principal office its Ohio, then items b2 and item c must be completed)
(2.) The address of the partnership's principal office (Non-Ohio):
(street address)
(city, township, or village)	(county)	(state)	(zip code)
(c.) The name and address of a statutory agent for service of process in Ohio is as follows:
(street address)
(city, village or township)	, Ohio	(zip code)
(d.) Please indicate the state or jurisdiction in which the Foreign Limited Liability Partnership has been formed

(e.) The business which the partnership engages in is:

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

House of Hanover, Ltd. (Exact name of entity)		House of Hanover, LLC (Exact name of entity)
By:	/s/ HOLLIS J. GARFIELD	By:	/s/ HOLLIS J. GARFIELD
Its:	General Partner	Its:	Member
Date:	12-26-01	Date:	12-25-01
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:
(Exact name of entity)		(Exact name of entity)
By:		By:
Its:		Its:
Date:		Date:

ARTICLES OF ORGANIZATION
(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company

        The undersigned, desiring to form a limited liability Company, tinder Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:    The name of said limited liability company shall be:

House of Hanover, LLC
(the name must include the words "limited liability company", "limited", "Ltd.", "Ltd", "LLC", or "L.L.C.")

SECOND:    (OPTIONAL) This limited liability company shall exist for:: perpetual existence

THIRD:    The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is (OPTIONAL)

c/o Emery Medical Management Co., 20255 Emery Road (street address or post office box)
North Randall (city, village, or township)	OH (state)	44128-4122 (zip code)
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Please check this box if additional provisions are attached.

Provisions attached hereto are incorporated herein and made a part of these articles of organization.

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J. Kenneth Blackwell
Secretary of State

FOURTH:	Purpose (optional) All lawful purposes

IN WITNESS WHEREOF, we have hereunto subscribed our names on	12/26/01 (date)
Signed:	/s/ HOLLIS J. GARFIELD	Signed:
Name:	Hollis J. Garfield	Name:
Signed:		Signed:
Name:		Name:
Signed:		Signed:
Name:		Name:
Signed:		Signed:
Name:		Name:
Signed:		Signed:
Name:		Name:

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)

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Prescribed by: J. Kenneth Blackwell
J. Kenneth Blackwell Secretary of State
30 East Broad St. LL Columbus, Ohio 43266-0418

ORIGINAL APPOINTMENT OF AGENT
(for limited liability company)

The undersigned, being at least a majority of the members of	House of Hanover, LLC	,
(name of limited liability company)
hereby appoint	Emery Medical Management Co.	to be the agent upon whom any process, notice or
(name of agent)
demand required or permitted by statute to be served upon the limited liability company may be served. The complete address of the agent is:
20255 Emery Road
(street address P.O. Boxes are not acceptable)
North Randall	, Ohio	44128-4122
(city, village, toNwiship)		(zip)
By:	/s/ HOLLIS J. GARFIELD	By:
	(authorized member, manager, or representative)		(authorized member, manager, or representative)
Name:	Hollis J. Garfield	Name:

By:		By:

	(authorized member, manager, or representative)		(authorized member, manager, or representative)
Name:		Name:

By:		By:

	(authorized member, manager, or representative)		(authorized member, manager, or representative)
Name:		Name:

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for	House of Hanover, LLC (name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

Emery Medical Management Co
By:
Title:

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